Exhibit 99.1

EMPIRE STATE REALTY TRUST ANNOUNCES THIRD QUARTER 2019 RESULTS

- Earnings of $0.09 Per Fully Diluted Share -

- Core FFO of $0.24 Per Fully Diluted Share -

- Leased 388,686 Square Feet of Office and Retail Space –

New York, New York, October 23, 2019 - Empire State Realty Trust, Inc. (NYSE: ESRT) (the “Company”), a real estate investment trust with office and retail properties in Manhattan and the greater New York metropolitan area, today reported its operational and financial results for the third quarter of 2019.

“Tenants continue to be attracted to our well-located, amenity-rich office buildings, and during the third quarter, we leased approximately 389,000 square feet of office and retail space. In aggregate for the quarter, we delivered cash rent spreads of 32.6% on new Manhattan office leases and 23.9% on all leases portfolio-wide over previous fully escalated cash rents,” stated John B. Kessler, Empire State Realty Trust’s President and Chief Operating Officer.

“Year-to-date, Observatory revenue adjusted for the closure of the 102nd floor observation deck was roughly flat due to improved pricing, offset by lower visitation,” added Kessler. “On October 12th we continued the rolling unveil of the new Observatory and opened the 102nd floor to fantastic worldwide media coverage and excellent visitor feedback. Our new 2nd floor museum and reimagined 102nd floor observation deck together now show very well. We remain well positioned with a fortress balance sheet as we continue to execute on our long-term strategy to consolidate, redevelop and re-lease space to larger, higher credit quality tenants at higher rents and create long-term value for shareholders.”

Third Quarter Highlights

•	Net income attributable to the Company was $0.09 per fully diluted share.

•	Core Funds From Operations (“Core FFO”) was $0.24 per fully diluted share.

•	Occupancy and leased percentages at September 30, 2019:

•	Total portfolio was 89.4% occupied; including Signed Leases Not Commenced (“SLNC”), the total portfolio was 91.7% leased.

•	Manhattan office portfolio (excluding the retail component of these properties) was 89.6% occupied; including SLNC, the Manhattan office portfolio was 92.1% leased.

•	Retail portfolio was 90.7% occupied; including SLNC, the retail portfolio was 94.3% leased.

•	Empire State Building was 93.4% occupied; including SLNC, was 95.3% leased.

•

Signed 25 leases, representing 388,686 rentable square feet across the total portfolio, and achieved a 23.9% increase in mark-to-market cash rent over previous fully escalated cash rents portfolio-wide on new, renewal, and expansion leases.

•

Signed 13 new leases, representing 266,769 rentable square feet for the Manhattan office portfolio (excluding the retail component of these properties), and achieved an increase of 32.6% in mark-to-market cash rent over previous fully escalated cash rents.

•

Empire State Building Observatory revenue for the third quarter 2019 decreased by 6.6% to $37.6 million from $40.2 million in the third quarter 2018. Net operating income for the third quarter 2019 decreased by 9.2% to $28.5 million from $31.4 million in the third quarter 2018. As a reminder, the 102nd floor observation deck was closed through the third quarter 2019 and opened on October 12, 2019.

•	Declared a dividend of $0.105 per share.

Financial Results for the Third Quarter 2019

Net income attributable to common stockholders was $15.9 million, or $0.09 per fully diluted share, compared to $16.3 million, or $0.10 per fully diluted share, in the third quarter of 2018.

Both Core and Modified FFO were $71.8 million, or $0.24 per fully diluted share, compared to $73.0 million, or $0.25 per fully diluted share, in the third quarter of 2018.

FFO was $69.9 million, or $0.23 per fully diluted share, compared to $71.0 million, or $0.24 per fully diluted share, in the third quarter of 2018.

A reconciliation of net income to FFO, Modified FFO and Core FFO is provided in the tables accompanying this press release.

Financial Results for the Nine Months Ended September 30, 2019

Net income attributable to common stockholders was $32.6 million, or $0.18 per fully diluted share, compared to $42.8 million, or $0.26 per fully diluted share, in the nine months ended September 30, 2018.

Both Core and Modified FFO were $193.0 million, or $0.65 per fully diluted share, compared to $203.2 million, or $0.68 per fully diluted share, in the nine months ended September 30, 2018.

FFO was $187.1 million, or $0.63 per fully diluted share, compared to $197.3 million, or $0.66 per fully diluted share, in the nine months ended September 30, 2018.

Portfolio Operations

As of September 30, 2019, the Company’s total portfolio contained 10.1 million rentable square feet of office and retail space. The Company’s occupancy levels fluctuate in certain periods due to the timing lag between the date of tenants’ move out and the date of Company’s completion of redevelopment work for new leases to commence. As of September 30, 2019, the Company’s portfolio was occupied and leased as shown below. Leased percentages include signed leases not commenced.

	September 30, 2019	June 30, 2019	September 30, 2018
Percent occupied:
Total portfolio	89.4%	90.2%	88.4%
Total office	89.3%	90.1%	88.3%
Manhattan office	89.6%	90.7%	88.3%
Empire State Building	93.4%	93.5%	94.0%
Retail	90.7%	90.5%	90.8%
Percent leased:
Total portfolio	91.7%	92.2%	92.1%
Total office	91.5%	92.2%	92.2%
Manhattan office	92.1%	93.0%	93.0%
Empire State Building	95.3%	95.2%	94.3%
Retail	94.3%	92.3%	90.8%

Leasing

For the three months ended September 30, 2019, the Company signed 25 new, renewal, and expansion leases within the total portfolio, comprising 388,686 rentable square feet with an average starting rental rate of $65.76 per rentable square foot, representing an increase of 23.9% over the previous fully escalated cash rent.

On a blended basis, the 17 new, renewal, and expansion office leases, comprising 285,595 rentable square feet signed within the Manhattan office portfolio during the third quarter, had an average starting rental rate of $70.21 per rentable square foot, representing an increase of 30.4% over the previous fully escalated cash rent.

Leases Signed in the Third Quarter 2019 for the Manhattan Office Portfolio

•

13 new leases, comprising 266,769 rentable square feet, with an average starting rental rate of $71.36 per rentable square foot, representing an increase of 32.6% over the previous fully escalated cash rent, and

•

4 renewal leases, comprising 18,826 rentable square feet, with an average starting rental rate of $53.83 per rentable square foot, representing an increase of 0.4% over the previous fully escalated cash rent.

Significant Leases Executed During the Third Quarter 2019

•

At the Empire State Building, the Company signed the seventh and eight expansions with LinkedIn for approximately 189,000 square feet which added three floors from an early recapture of space from an existing tenant and a half floor expansion.

•	At One Grand Central Place, the Company signed a new retail lease totaling approximately 14,400 rentable square feet with First Republic Bank for a term of 11.0 years.

Observatory

Observatory revenue for the third quarter 2019 declined 6.6% compared to the third quarter 2018 driven by the closure of the 102nd floor observation deck as part of the Observatory upgrade program and a visitation decline, partially offset by improved pricing. As set forth in the chart below, excluding third quarter 2018 102nd floor revenue, year-over-year revenue would have increased 1.1%.

Third Quarter Observatory Results

(dollars in thousands)	2019	2018	Percent Change
Observatory revenue	$37,575	$40,241	(6.6%)
Less: 102nd floor revenue	—	(3,066)	—

Observatory revenue excluding 102nd floor	$37,575	$37,175	1.1%

Number of visitors	1,042,000	1,167,000	(10.7%)
Bad weather days	12	11

Year-to-Date Observatory Results

Observatory revenue for the nine months ended September 30, 2019 declined 5.8% compared to the nine months ended September 30, 2018 driven by the closure of the 102nd floor observation deck as part of the Observatory upgrade program and a visitation decline, partially offset by improved pricing. As set forth in the chart below, excluding the 102nd floor revenue in each period, year-over-year revenue growth for the nine months ended September 30, 2019 would have been approximately flat.

(dollars in thousands)	2019	2018	Percent Change
Observatory revenue	$91,039	$96,691	(5.8%)
Less: 102nd floor revenue	(180)	(6,190)	—

Observatory revenue excluding 102nd floor	$90,859	$90,501	0.4%

Number of visitors	2,611,000	2,860,000	(8.7%)
Bad weather days	51	37

The 102nd floor Observatory was closed for approximately nine months in 2019 and opened on October 12, 2019. The Company continues its work on the 80th floor component of its Observatory upgrade program and anticipates opening this floor in November 2019 and completing the overall project.

Balance Sheet

At September 30, 2019, there was no outstanding balance under the Company’s $1.1 billion unsecured revolving credit facility, and the Company’s $265 million term loan facility was fully drawn. The facilities have an accordion feature allowing for an increase in the maximum aggregate principal balance to $1.75 billion under certain circumstances. During the third quarter, the Company repaid a $250 million exchangeable senior unsecured note which matured on August 15, 2019 with available cash on hand. The Company held cash and cash equivalents of $293.7 million at September 30, 2019.

As of September 30, 2019, the Company had total debt outstanding of approximately $1.7 billion, with a weighted average interest rate of 4.03% per annum, and a weighted average term to maturity of 8.5 years. None of the Company’s outstanding debt is subject to variable interest rates. At September 30, 2019, the Company’s consolidated net debt to total market capitalization was approximately 24.1% and consolidated net debt to EBITDA was 3.8x.

Dividend

On September 30, 2019, the Company paid a dividend of $0.105 per share, or unit as applicable, for the third quarter 2019 to holders of the Company’s Class A common stock (NYSE: ESRT) and Class B common stock and to holders of the Series ES, Series 250 and Series 60 partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR partnership units of Empire State Realty OP, L.P., the Company’s operating partnership (the “Operating Partnership”). The Company paid a dividend of $0.15 per unit for the third quarter 2019 to holders of the Operating Partnership’s private perpetual preferred units.

Webcast and Conference Call Details

Empire State Realty Trust, Inc. will host a webcast and conference call, open to the general public, on Thursday, October 24, 2019 at 8:30 am Eastern time.

The webcast will be accessible on the “Investors” section of the Company’s website at www.empirestaterealtytrust.com. To listen to the live webcast, go to the site at least five minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.

The conference call can also be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780 for international callers. A dial-in replay will be available starting shortly after the call until October 31, 2019, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13695202.

The Supplemental Report will be available prior to the conference call on the “Investors” section of the Company’s website at www.empirestaterealtytrust.com.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT), a leading real estate investment trust (REIT), owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building, the world’s most famous building. Headquartered in New York, New York, the Company’s office and retail portfolio covers 10.1 million rentable square feet, as of September 30, 2019, consisting of 9.4 million rentable square feet in 14 office properties, including nine in Manhattan, three in Fairfield County, Connecticut, and two in Westchester County, New York; and approximately 700,000 rentable square feet in the retail portfolio.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: changes in our industry, the real estate markets, either nationally or in Manhattan or the greater New York metropolitan area; resolution of legal proceedings involving the Company; reduced demand for office or retail space; general volatility of the capital and credit markets and the market price of the Company’s Class A common stock and the publicly-traded partnership units of the Operating Partnership; changes in our business strategy; changes in technology and market competition that affect utilization of our broadcast or other facilities; changes in domestic or international tourism, including geopolitical events and currency exchange rates; defaults on, early terminations of, or non-renewal of, leases by tenants; fluctuations in interest rates; declining real estate valuations and impairment charges; termination or expiration of our ground leases; our failure to obtain or maintain necessary outside financing, including our unsecured revolving credit facility and term loan facility; our leverage; decreased rental rates or increased vacancy rates; our failure to redevelop and reposition properties, or to execute any newly planned capital project, successfully or on the anticipated timeline or at the anticipated costs; difficulties in identifying properties to acquire and completing acquisitions; risks of real estate development (including our Metro Tower development site) and capital projects, including the cost of construction delays and cost overruns; impact of changes in governmental regulations, tax laws and rates and similar matters; our failure to qualify as a REIT; and environmental uncertainties and risks related to adverse weather conditions, rising sea levels and natural disasters. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to update or revise publicly any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this press release, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact:

Investors

Empire State Realty Trust Investor Relations

(212) 850-2678

IR@empirestaterealtytrust.com

Media

Sard Verbinnen & Co.

(212) 687-8080

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Income

(unaudited and amounts in thousands, except per share data)

	Three Months Ended September 30,
	2019	2018
Revenues
Rental revenue (1)	$150,225	$123,621
Tenant expense reimbursement (1)	—	18,627
Observatory revenue	37,575	40,241
Lease termination fees	2,361	1,185
Third-party management and other fees	304	312
Other revenue and fees	2,408	2,416

Total revenues	192,873	186,402
Operating expenses
Property operating expenses	47,894	42,772
Ground rent expenses	2,331	2,331
General and administrative expenses	14,421	13,148
Observatory expenses	9,089	8,854
Real estate taxes	29,599	28,284
Depreciation and amortization	44,260	42,475

Total operating expenses	147,594	137,864
Total operating income	45,279	48,538
Other income (expense):
Interest income	2,269	3,485
Interest expense	(19,426)	(20,658)

Income before income taxes	28,122	31,365
Income tax expense	(1,338)	(2,135)

Net income	26,784	29,230
Preferred unit distributions	(234)	(234)
Net income attributable to non-controlling interests	(10,668)	(12,654)

Net income attributable to common stockholders	$15,882	$16,342

Total weighted average shares
Basic	178,352	167,657

Diluted	298,151	297,478

Net income per share attributable to common stockholders
Basic	$0.09	$0.10

Diluted	$0.09	$0.10

Note:

(1)

The Company adopted Financial Accounting Standards Board Topic 842 using the modified retrospective approach as of January 1, 2019 and elected to apply the transition provisions of the standard at adoption. As such, the prior period amounts presented under ASC 840 were not restated to conform with the 2019 presentation. The Company adopted the practical expedient in Topic 842, which allowed the Company to avoid separating lease and non-lease rental income. Consequently, all rental income earned pursuant to tenant leases in 2019 is reflected as one category, “Rental Revenue,” in the 2019 consolidated statements of income. The billed tenant expense reimbursement was $21.1 million for the three months ended September 30, 2019.

In connection with the adoption of Topic 842, beginning in 2019, the Company expensed certain leasing costs that were previously capitalized. Had the Company adopted Topic 842 in 2018, it would have expensed in general and administrative expenses an additional $1.1 million of such costs in the third quarter 2018.

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Income

(unaudited and amounts in thousands, except per share data)

	Nine Months Ended September 30,
	2019	2018
Revenues
Rental revenue (1)	$434,713	$369,970
Tenant expense reimbursement (1)	—	52,626
Observatory revenue	91,039	96,691
Lease termination fees	3,112	2,164
Third-party management and other fees	955	1,151
Other revenue and fees	6,591	9,600

Total revenues	536,410	532,202
Operating expenses

Property operating expenses	131,076	126,375
Ground rent expenses	6,994	6,994
General and administrative expenses	44,445	39,001
Observatory expenses	25,024	23,868
Real estate taxes	86,098	81,771
Depreciation and amortization	135,179	121,826

Total operating expenses	428,816	399,835
Total operating income	107,594	132,367
Other income (expense):
Interest income	9,907	7,209
Interest expense	(60,712)	(58,774)

Income before income taxes	56,789	80,802
Income tax benefit (expense)	(1,219)	(3,330)

Net income	55,570	77,472
Preferred unit distributions	(702)	(702)
Net income attributable to non-controlling interests	(22,222)	(34,009)

Net income attributable to common stockholders	$32,646	$42,761

Total weighted average shares
Basic	177,428	165,613

Diluted	298,117	297,181

Net income per share attributable to common stockholders
Basic	$0.18	$0.26

Diluted	$0.18	$0.26

Note:

(1)

The Company adopted Financial Accounting Standards Board Topic 842 using the modified retrospective approach as of January 1, 2019 and elected to apply the transition provisions of the standard at adoption. As such, the prior period amounts presented under ASC 840 were not restated to conform with the 2019 presentation. The Company adopted the practical expedient in Topic 842, which allowed the Company to avoid separating lease and non-lease rental income. Consequently, all rental income earned pursuant to tenant leases in 2019 is reflected as one category, “Rental Revenue,” in the 2019 consolidated statements of income. The billed tenant expense reimbursement was $53.8 million for the nine months ended September 30, 2019.

In connection with the adoption of Topic 842, beginning in 2019, the Company expensed certain leasing costs that were previously capitalized. Had the Company adopted Topic 842 in 2018, wit would have expensed in general and administrative expenses an additional $3.3 million of such costs in the nine months ended September 30, 2018.

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Three Months Ended September 30,
	2019	2018
Net income	$26,784	$29,230
Preferred unit distributions	(234)	(234)

Real estate depreciation and amortization	43,303	42,004

FFO attributable to common stockholders and non-controlling interests	69,853	71,000

Amortization of below-market ground leases	1,957	1,957

Modified FFO attributable to common stockholders and non-controlling interests	71,810	72,957

Core FFO attributable to common stockholders and non-controlling interests	$71,810	$72,957

Total weighted average shares
Basic	298,151	297,478

Diluted	298,151	297,478

FFO per share
Basic	$0.23	$0.24

Diluted	$0.23	$0.24

Modified FFO per share
Basic	$0.24	$0.25

Diluted	$0.24	$0.25

Core FFO per share
Basic	$0.24	$0.25

Diluted	$0.24	$0.25

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Nine Months Ended September 30,
	2019	2018
Net income	$55,570	$77,472
Preferred unit distributions	(702)	(702)
Real estate depreciation and amortization	132,217	120,521

FFO attributable to common stockholders and non-controlling interests	187,085	197,291

Amortization of below-market ground leases	5,873	5,873

Modified FFO attributable to common stockholders and non-controlling interests	192,958	203,164

Core FFO attributable to common stockholders and non-controlling interests	$192,958	$203,164

Total weighted average shares
Basic	298,117	297,180

Diluted	298,117	297,181

FFO per share
Basic	$0.63	$0.66

Diluted	$0.63	$0.66

Modified FFO per share
Basic	$0.65	$0.68

Diluted	$0.65	$0.68

Core FFO per share
Basic	$0.65	$0.68

Diluted	$0.65	$0.68

Empire State Realty Trust, Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands)

	September 30, 2019	December 31, 2018
Assets
Commercial real estate properties, at cost	$3,039,538	$2,884,486
Less: accumulated depreciation	(829,495)	(747,304)

Commercial real estate properties, net	2,210,043	2,137,182
Cash and cash equivalents	293,710	204,981
Restricted cash	36,609	65,832
Short-term investments	—	400,000
Tenant and other receivables	29,287	29,437
Deferred rent receivables	214,685	200,903
Prepaid expenses and other assets	41,927	64,345
Deferred costs, net	223,698	241,223
Acquired below market ground leases, net	354,524	360,398
Right of use assets	29,355	—
Goodwill	491,479	491,479

Total assets	$3,925,317	$4,195,780

Liabilities and equity
Mortgage notes payable, net	$606,313	$608,567
Senior unsecured notes, net	798,347	1,046,219
Unsecured term loan facility, net	264,517	264,147
Unsecured revolving credit facility	—	—
Accounts payable and accrued expenses	143,201	130,676
Acquired below market leases, net	42,655	52,450
Ground lease liabilities	29,355	—
Deferred revenue and other liabilities	68,742	44,810
Tenants’ security deposits	31,841	57,802

Total liabilities	1,984,971	2,204,671
Total equity	1,940,346	1,991,109

Total liabilities and equity	$3,925,317	$4,195,780